UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 4, 2014

COPART, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23255	94-2867490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 300

Dallas, Texas  75254

 (Address of principal executive offices, including zip code)

(972) 391-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed on January 29, 2014 for Copart, Inc. (the “Company”), Russell D. Lowy, our Senior Vice President and Chief Operating Officer, will retire effective April 30, 2014. Mr. Lowy has served as our Senior Vice President and Chief Operating Officer since July 2007, and in various other capacities since 1993.  Mr. Lowy will continue to provide transition services through July 31, 2014 and will continue to vest in all equity incentive awards through such date.

On March 4, 2014, our Board appointed Sean Eldridge, previously our Vice President of Operations, to serve as our Senior Vice President and Chief Operating Officer.  It also appointed William Franklin, our Senior Vice President and Chief Financial Officer, as Executive Vice President, United States. Mr. Franklin will continue as our Chief Financial Officer until a replacement Chief Financial Officer is hired.  Both appointments are effective immediately.

In connection with Mr. Eldridge’s becoming our Senior Vice President and Chief Operating Officer, the Compensation Committee of our Board approved an increase in his annual base salary from $200,000 to $225,000, effective as of February 16, 2014.

In connection with Mr. Franklin becoming our Executive Vice President, United States, the Compensation Committee approved an increase in his annual base salary from $345,000 to $400,000.  In addition, the Compensation Committee approved the grant of an option to acquire 100,000 shares of our Common Stock to Mr. Franklin with an exercise price equal to the closing price of our Common Stock in Nasdaq trading on March 4, 2014.

Mr. Eldridge, age 44, served as our Vice President of Operations from July 2006 until March 2014.  From September 2003 until October 2005, Mr. Eldridge served as our Regional Manager, and from January 1992 to September 2003 as a General Manager of various Company facilities.

Mr. Franklin, age 58, served as our Senior Vice President and Chief Financial Officer from March 2004 until March 2014. Mr. Franklin has over 20 years of international finance and executive management experience. From October 2001 to March 2004, Mr. Franklin served as the Chief Financial Officer of Ptek Holdings, Inc., an international telecommunications company. Prior to that he was the President and Chief Executive Officer of Clifford Electronics, an international consumer electronics company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPART, INC.

By:	\s\ Paul A. Styer
Paul A. Styer Senior Vice President, General Counsel, and Secretary

Date:  March 4, 2014